News Release

Tutor Perini Reports Strong Second Quarter 2025 Results;
Raises 2025 EPS Guidance

•Revenue of $1.37 billion, up 22% Y/Y
•Income from construction operations of $76.4 million, up 89% Y/Y, reflecting strong operating performance and contributions from higher-margin projects
•Diluted earnings per share ("EPS") of $0.38, up substantially compared to $0.02 in Q2 2024
•Adjusted EPS of $1.41, up 315% compared to $0.34 in Q2 2024
•Record second-quarter operating cash flow of $262.4 million for Q2 2025 and record $285.3 million operating cash flow for the first six months of 2025
•Record backlog of $21.1 billion at the end of Q2 2025, up 102% Y/Y and reflecting $3.1 billion of new awards and contract adjustments in Q2 2025
•Company increases 2025 EPS guidance: 2025 GAAP EPS guidance now expected in the range of $1.70 to $2.00 (up from previous guidance of $1.60 to $1.95), with corresponding 2025 Adjusted EPS expected in the range of $3.65 to $3.95 (up from $2.45 to $2.80)
•Company expects both GAAP EPS and Adjusted EPS for 2026 and 2027 to be higher than the upper end of its increased 2025 guidance

LOS ANGELES – (BUSINESS WIRE) – August 6, 2025 – Tutor Perini Corporation (the "Company") (NYSE: TPC), a leading civil, building and specialty construction company, today reported strong results for the second quarter of 2025 (see attached tables).

Revenue for the second quarter of 2025 was $1.37 billion, up 22% compared to $1.13 billion for the same period in 2024. The Company experienced solid year-over-year growth across all three segments, primarily driven by increased project execution activities on certain newer, higher-margin projects, all of which have significant scope of work remaining. Civil and Building segment revenues for the second quarter of 2025 were up 34% and 11%, respectively, compared to the same quarter last year. The Civil segment's revenue for both the second quarter and first six months of 2025 were the segment's highest ever for the respective periods.

Income from construction operations for the second quarter of 2025 was $76.4 million, up 89% compared to $40.5 million for the second quarter of 2024. The increase was principally due to higher-margin contributions related to the increased project execution activities discussed above. The Company's income from construction operations for the second quarter of 2025 was negatively impacted by a $38.5 million ($0.71 per diluted share) increase in share-based compensation expense compared to the second quarter of 2024, primarily due to the doubling of the Company’s stock price during the second quarter of 2025, which affected the fair value of certain liability-classified awards. Net income attributable to the Company for the second quarter of 2025 was $20.0 million, or EPS of $0.38, up substantially compared to $0.8 million, or EPS of $0.02, for the second quarter of 2024. Adjusted net income attributable to the Company, which excludes the impact of share-based compensation expense, net of associated tax benefit, for the second quarter of 2025 was $75.1 million, or $1.41 of Adjusted EPS, compared to $17.5 million, or $0.34 of Adjusted EPS, for the second quarter of 2024. Please refer to the Non-GAAP Financial Measures section below for further information and a reconciliation of the Company's financial results reported under generally accepted accounting principles in the United States (“GAAP”) to the reported adjusted results.

The Company generated $262.4 million of cash from operating activities in the second quarter of 2025 and $285.3 million in the first six months of 2025, both of which set new records for each respective period, and both up significantly compared to $53.1 million and $151.4 million for the same periods last year. The Company's operating cash flow result for the second quarter of 2025 was the second-highest result of any quarter. The record operating cash flow for the first half of 2025 was driven largely by collections from newer and ongoing projects and, to a much lesser extent, from collections related to recent dispute resolutions. The Company expects continued strong operating cash flow for the remainder of 2025.

Record Backlog

The Company booked $3.1 billion of new awards and contract adjustments in the second quarter of 2025, reflecting its continued success in capturing significant new project opportunities resulting from a combination of its strategic bidding approach and favorable market dynamics, including limited competition in select markets for some of the larger projects. This environment, which is supported by strong public funding and demand, has allowed the Company to differentiate itself and deliver compelling proposals that align with the customer's goals and expectations. As a result of the strong new awards activity, the Company's backlog grew to a new record of $21.1 billion as of June 30, 2025, up 102% compared to the backlog at the end of the second quarter of 2024 and up 9% compared to the previous record backlog at the end of the first quarter of 2025. Backlog for the Civil and Specialty Contractors segments as of June 30, 2025 also set new records. The most significant new awards and contract adjustments in the second quarter of 2025 included:

•The $1.87 billion Midtown Bus Terminal Replacement - Phase 1 project in New York;
•A $538 million healthcare project in California;
•Two civil works projects in the Midwest collectively valued at $127 million;
•$90 million of additional funding for a mass-transit project in California; and
•$54 million of additional funding for another healthcare project in California.

The Company expects its backlog will remain strong in 2025 due in part to several Building segment projects currently in the preconstruction phase that are anticipated to advance to the construction phase later this year. In addition, Tutor Perini expects to continue bidding selectively on various project opportunities this year that will drive long-term shareholder value. The Company continues to have numerous major project bidding opportunities, particularly on the West Coast, in the Midwest, and in the Indo-Pacific region, and is well positioned to continue winning its share of new projects this year and over the next several years.

Significant Balance Sheet Improvements

The Company has continued to make significant strides in improving its balance sheet. Total debt as of June 30, 2025 was $419 million, down 21% compared to $534 million at the end of 2024. As a result of the very strong cash collections in the second quarter of 2025, the Company's cash exceeded its total debt by $107 million as of June 30, 2025, and it was the first time since 2010 that cash was greater than total debt. In addition, the Company's balance of costs and estimated earnings in excess of billings ("CIE") was $856 million as of June 30, 2025, down $91 million (or 10%) compared to the balance at the end of the first quarter of 2025 and at the lowest level it has been since the second quarter of 2017. This reduction in CIE was primarily driven by the resolution and billing of various previously disputed matters.

Management Remarks

Gary Smalley, Tutor Perini's Chief Executive Officer and President, remarked, "Our second-quarter results were exceptional across all key metrics and reflect our continued outstanding operating performance and significant business momentum. Our strong revenue growth and profitability is being driven by our record backlog, which has continued to grow and includes various larger long-duration and higher-margin projects, most of which are in the early stages. We are confident that our record backlog will continue to drive higher revenue and strong profitability over the rest of 2025 and even more so in 2026 and 2027, as our newer projects advance to construction. Our operating cash flow for the first six months of 2025 was our highest first-half result ever, and we expect strong earnings and cash flow to continue through the rest of this year and beyond. Our earnings to date are considerably higher than expected, raising our confidence in Tutor Perini's outlook, as demonstrated by a second consecutive quarter of increased earnings guidance. We believe that our growth and earnings momentum remains poised to continue over the next several years."

Outlook and Guidance

Tutor Perini's business has performed extremely well through the first half of 2025, and the Company anticipates continued strong operating performance and financial results over the rest of this year, with significantly higher revenue and earnings still expected in 2026 and 2027 as various newer large projects advance to the construction phase.

Based on the Company's outstanding year-to-date results in 2025 and management's increased confidence in its performance trajectory for the remainder of the year, the Company is now providing 2025 GAAP EPS guidance in the range of $1.70 to $2.00, up from $1.60 to $1.95, with corresponding 2025 Adjusted EPS expected in the range of $3.65 to $3.95, a significant increase compared to what would have been the prior Adjusted EPS guidance range of $2.45 to $2.80 had the Company provided Adjusted EPS guidance previously. The Company's increased guidance continues to factor in a significant amount of contingency for various unknown or unexpected outcomes and developments in 2025. Based on its current projections, the Company expects that both GAAP EPS and Adjusted EPS for 2026 and 2027 will be higher than the upper end of its increased 2025 guidance.

The Company continues to see strong demand for its services, driven by well-funded state, local and federal customers that have numerous large-scale, high-priority infrastructure projects planned over the next several years, as well as by certain commercial customers that continue to advance projects for new or renovated buildings in end markets such as healthcare, education, and hospitality and gaming.

Although share-based compensation expense increased substantially in the second quarter of 2025 due to the dramatic increase in the Company's share price, as discussed above, and it is expected to be higher than previously anticipated for the full year of 2025, the Company expects that share-based compensation expense will decrease considerably in 2026 and further in 2027 once certain liability-classified awards have vested. Because of the substantial increase in share-based compensation expense this year and the significant impact that it has had and will continue to have through the end of 2026 on the Company's reported GAAP financial results, the Company is also reporting certain financial results on an adjusted basis, as described below.

Tutor Perini still does not currently anticipate any significant impact from recently imposed tariffs or the curtailment of federal funding programs but continues to closely monitor these issues.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. These non-GAAP financial measures are intended to provide additional insights that facilitate the comparison of our past and present performance, and they are among the indicators management uses to assess the Company’s financial performance and to forecast future performance. By including these non-GAAP financial measures, we aim to provide investors and stakeholders a clearer understanding of our operating results and enhance transparency with respect to the key financial metrics used by our management in its financial and operational decision-making.

These non-GAAP financial measures, which exclude share-based compensation expense for the three and six months ended June 30, 2025 and 2024 (as well as the tax benefit associated with the expense), include adjusted net income attributable to the Company and adjusted earnings per share. We exclude share-based compensation expense because this expense could result in significant volatility in our reported earnings, driven primarily by fluctuations in the expense recognized for certain long-term incentive compensation awards with payouts that are indexed to the Company’s common stock. By adjusting for share-based compensation, our non-GAAP measures present a supplemental depiction of our operational performance and financial health. This approach allows stakeholders to focus on our core operational efficiency and profitability without the variable impact to earnings caused by significant changes in our stock price. Our non-GAAP measures are intended to offer a consistent basis for evaluating the Company’s performance, which management believes is meaningful to stakeholders.

The non-GAAP financial measures included in this earnings release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the most directly comparable measures prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliations of these non-GAAP financial measures and guidance are found in the tables below:

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share amounts)	2025	2024	2025	2024
Net income attributable to Tutor Perini Corporation, as reported	$20.0	$0.8	$48.0	$16.6
Plus: Share-based compensation expense(a)	55.4	16.9	62.0	22.4
Less: Tax benefit provided on share-based compensation expense	(0.3)	(0.2)	(0.5)	(0.3)
Adjusted net income attributable to Tutor Perini Corporation	$75.1	$17.5	$109.5	$38.7

EPS, as reported	$0.38	$0.02	$0.90	$0.31
Plus: Share-based compensation expense impact per diluted share	1.04	0.32	1.17	0.43
Less: Tax benefit provided on share-based compensation expense per diluted share	(0.01)	(0.00)	(0.01)	(0.01)
Adjusted EPS	$1.41	$0.34	$2.06	$0.73
___________________________________________________________________________________________________
(a)The amount represents share-based compensation expense recorded during the three and six months ended June 30, 2025 and 2024. This includes expense associated with certain long-term incentive compensation awards that have payouts indexed to the Company’s common stock. As such, significant fluctuations in the price of the Company’s common stock during any reporting period have caused and could continue to cause significant fluctuations in the reported expense. The increase in the expense for the three and six months ended June 30, 2025 as compared to the prior-year periods was driven by the substantial increase in the price of the Company’s stock during the 2025 period.

Reconciliation of Non-GAAP Guidance

(in common share amounts)	Full Year 2025
GAAP EPS guidance	$1.70 to $2.00
Plus: Share-based compensation expense impact per diluted share (estimated)	$1.97
Less: Tax benefit provided on share-based compensation expense per diluted share (estimated)	$(0.02)
Adjusted EPS guidance	$3.65 to $3.95

Second Quarter 2025 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, August 6, 2025, to discuss the second quarter 2025 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay on the website shortly after the call.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict safety and quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, and have strong expertise in delivering design-bid-build, design-build, construction management, and public-private partnership (P3) projects. We often self-perform multiple project components, including earthwork, excavation, concrete forming and placement, steel erection, electrical, mechanical, plumbing, heating, ventilation and air conditioning (HVAC), and fire protection.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential impacts on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs; economic factors such as inflation, tariffs, the timing of new awards, or the pace of project execution, which have resulted and may continue to result in losses or lower than anticipated profit; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; an inability to obtain bonding could have a negative impact on our operations and results; a significant slowdown or decline in economic conditions, such as those presented during a recession; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; decreases in the level of federal, state and local government spending for infrastructure and other public projects; possible systems and information technology interruptions and breaches in data security and/or privacy; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control on projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; client cancellations of, delays in, or reductions in scope under contracts reported in our backlog, as well as prospective project opportunities, including as a result of potential impacts from recently implemented tariffs or other government-related mandates; increased competition and failure to secure new contracts; risks related to government contracts and related procurement regulations; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); downgrades in our credit ratings; public health crises, such as COVID-19, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our executive chairman due to his position and significant ownership interests; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 27, 2025 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Senior Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per common share amounts)	2025	2024	2025	2024
REVENUE	$1,373,681	$1,127,470	$2,620,314	$2,176,457
COST OF OPERATIONS	(1,177,686)	(1,010,392)	(2,289,918)	(1,944,129)
GROSS PROFIT	195,995	117,078	330,396	232,328
General and administrative expenses	(119,565)	(76,585)	(188,641)	(143,029)
INCOME FROM CONSTRUCTION OPERATIONS	76,430	40,493	141,755	89,299
Other income, net	6,204	5,838	10,892	11,149
Interest expense	(13,588)	(23,084)	(27,940)	(42,391)
INCOME BEFORE INCOME TAXES	69,046	23,247	124,707	58,057
Income tax expense	(21,960)	(7,278)	(34,872)	(14,586)
NET INCOME	47,086	15,969	89,835	43,471
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	27,112	15,157	41,863	26,899
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$19,974	$812	$47,972	$16,572
BASIC EARNINGS PER COMMON SHARE	$0.38	$0.02	$0.91	$0.32
DILUTED EARNINGS PER COMMON SHARE	$0.38	$0.02	$0.90	$0.31
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	52,724	52,327	52,631	52,210
DILUTED	53,194	52,848	53,102	52,682

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Three Months Ended June 30, 2025
Total revenue	$784,615	$486,035	$177,412	$1,448,062	$—	$1,448,062
Elimination of intersegment revenue	(50,428)	(23,953)	—	(74,381)	—	(74,381)
Revenue from external customers	$734,187	$462,082	$177,412	$1,373,681	$—	$1,373,681
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$570,117	$426,592	$180,942	$1,177,651	$35	$1,177,686
General and administrative expenses(a)	23,955	13,040	14,486	51,481	68,084	119,565
Income (loss) from construction operations	$140,115	$22,450	$(18,016)	$144,549	$(68,119)	$76,430
Capital expenditures	$24,558	$522	$1,260	$26,340	$496	$26,836
Depreciation and amortization(b)	$11,078	$543	$671	$12,292	$609	$12,901

Three Months Ended June 30, 2024
Total revenue	$577,519	$433,797	$163,066	$1,174,382	$—	$1,174,382
Elimination of intersegment revenue	(31,031)	(15,931)	50	(46,912)	—	(46,912)
Revenue from external customers	$546,488	$417,866	$163,116	$1,127,470	$—	$1,127,470
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$450,258	$402,934	$156,451	$1,009,643	$749	$1,010,392
General and administrative expenses(a)	20,643	9,885	14,511	45,039	31,546	76,585
Income (loss) from construction operations	$75,587	$5,047	$(7,846)	$72,788	$(32,295)	$40,493
Capital expenditures	$9,479	$68	$(30)	$9,517	$1,401	$10,918
Depreciation and amortization(b)	$10,727	$585	$574	$11,886	$2,120	$14,006
___________________________________________________________________________________________________
(a)Consists primarily of corporate general and administrative expenses.
(b)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total	Corporate	Consolidated Total
Six Months Ended June 30, 2025
Total revenue	$1,429,618	$974,359	$354,220	$2,758,197	$—	$2,758,197
Elimination of intersegment revenue	(85,390)	(52,493)	—	(137,883)	—	(137,883)
Revenue from external customers	$1,344,228	$921,866	$354,220	$2,620,314	$—	$2,620,314
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$1,078,890	$862,880	$348,113	$2,289,883	$35	$2,289,918
General and administrative expenses(a)	45,623	26,077	31,234	102,934	85,707	188,641
Income (loss) from construction operations	$219,715	$32,909	$(25,127)	$227,497	$(85,742)	$141,755
Capital expenditures	$51,408	$1,538	$2,100	$55,046	$1,894	$56,940
Depreciation and amortization(b)	$21,768	$1,070	$1,275	$24,113	$1,362	$25,475

Six Months Ended June 30, 2024
Total revenue	$1,080,341	$855,973	$327,946	$2,264,260	$—	$2,264,260
Elimination of intersegment revenue	(61,688)	(26,165)	50	(87,803)	—	(87,803)
Revenue from external customers	$1,018,653	$829,808	$327,996	$2,176,457	$—	$2,176,457
Reconciliation of revenue to income (loss) from construction operations
Less:
Cost of operations	$831,882	$786,930	$324,567	$1,943,379	$750	$1,944,129
General and administrative expenses(a)	40,441	21,711	29,587	91,739	51,290	143,029
Income (loss) from construction operations	$146,330	$21,167	$(26,158)	$141,339	$(52,040)	$89,299
Capital expenditures	$17,610	$285	$273	$18,168	$3,184	$21,352
Depreciation and amortization(b)	$20,981	$1,170	$1,172	$23,323	$4,265	$27,588
___________________________________________________________________________________________________
(a)Consists primarily of corporate general and administrative expenses.
(b)Depreciation and amortization is included in income (loss) from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of June 30, 2025	As of December 31, 2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($198,873 and $131,738 related to variable interest entities (“VIEs”))	$526,090	$455,084
Restricted cash	20,990	9,104
Restricted investments	157,373	139,986
Accounts receivable ($189,220 and $51,953 related to VIEs)	1,337,652	986,893
Retention receivable ($198,276 and $171,704 related to VIEs)	629,735	560,163
Costs and estimated earnings in excess of billings ($117,234 and $95,219 related to VIEs)	856,379	942,522
Other current assets ($95,196 and $24,954 related to VIEs)	370,003	192,915
Total current assets	3,898,222	3,286,667
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $559,970 and $566,308 (net P&E of $16,250 and $19,876 related to VIEs)	454,554	422,988
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	64,950	66,069
DEFERRED INCOME TAXES	117,173	143,289
OTHER ASSETS	130,035	118,554
TOTAL ASSETS	$4,870,077	$4,242,710

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$26,120	$24,113
Accounts payable ($60,841 and $22,845 related to VIEs)	716,428	631,468
Retention payable ($23,766 and $19,744 related to VIEs)	254,077	240,971
Billings in excess of costs and estimated earnings ($465,721 and $326,561 related to VIEs)	1,684,397	1,216,623
Accrued expenses and other current liabilities ($25,994 and $16,391 related to VIEs)	274,908	219,525
Total current liabilities	2,955,930	2,332,700
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $20,047 and $21,977	393,298	510,025
OTHER LONG-TERM LIABILITIES	281,030	241,379
TOTAL LIABILITIES	3,630,258	3,084,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 52,743,248 and 52,485,719 shares	52,743	52,486
Additional paid-in capital	1,145,283	1,146,800
Retained earnings (deficit)	17,397	(30,575)
Accumulated other comprehensive loss	(30,244)	(33,988)
Total stockholders' equity	1,185,179	1,134,723
Noncontrolling interests	54,640	23,883
TOTAL EQUITY	1,239,819	1,158,606
TOTAL LIABILITIES AND EQUITY	$4,870,077	$4,242,710

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Six Months Ended June 30,
(in thousands)	2025	2024
Cash Flows from Operating Activities:
Net income	$89,835	$43,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,356	26,470
Amortization of intangible assets	1,119	1,118
Share-based compensation expense	61,970	22,437
Change in debt discounts and deferred debt issuance costs	2,209	4,366
Deferred income taxes	24,903	5,969
(Gain) loss on sale of property and equipment	(2,928)	595
Changes in other components of working capital	83,171	49,150
Other long-term liabilities	(4,128)	1,188
Other, net	4,768	(3,351)
NET CASH PROVIDED BY OPERATING ACTIVITIES	285,275	151,413

Cash Flows from Investing Activities:
Acquisition of property and equipment	(56,940)	(21,352)
Proceeds from sale of property and equipment	4,235	1,434
Investments in securities	(33,730)	(22,073)
Proceeds from maturities and sales of investments in securities	18,754	17,979
NET CASH USED IN INVESTING ACTIVITIES	(67,681)	(24,012)

Cash Flows from Financing Activities:
Proceeds from debt	188,215	597,900
Repayment of debt	(304,865)	(800,819)
Cash payments related to share-based compensation	(5,152)	(2,194)
Distributions paid to noncontrolling interests	(20,400)	(12,400)
Contributions from noncontrolling interests	7,500	—
Debt issuance, extinguishment and modification costs	—	(25,079)
NET CASH USED IN FINANCING ACTIVITIES	(134,702)	(242,592)

Net increase (decrease) in cash, cash equivalents and restricted cash	82,892	(115,191)
Cash, cash equivalents and restricted cash at beginning of period	464,188	394,680
Cash, cash equivalents and restricted cash at end of period	$547,080	$279,489

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at March 31, 2025	New Awards in the Three Months Ended June 30, 2025(a)	Revenue Recognized in the Three Months Ended June 30, 2025	Backlog at June 30, 2025
Civil	$9,682.7	$2,218.8	$(734.2)	$11,167.3
Building	6,709.2	664.0	(462.1)	6,911.1
Specialty Contractors	3,001.3	181.0	(177.4)	3,004.9
Total	$19,393.2	$3,063.8	$(1,373.7)	$21,083.3

(in millions)	Backlog at December 31, 2024	New Awards in the Six Months Ended June 30, 2025(a)	Revenue Recognized in the Six Months Ended June 30, 2025	Backlog at June 30, 2025
Civil	$8,835.6	$3,675.9	$(1,344.2)	$11,167.3
Building	7,026.9	806.1	(921.9)	6,911.1
Specialty Contractors	2,811.4	547.7	(354.2)	3,004.9
Total	$18,673.9	$5,029.7	$(2,620.3)	$21,083.3
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(a)New awards consist of the original contract price of projects added to backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.